Exhibit 10.1

[EXECUTION COPY]

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of July 22, 2014 (this “Amendment”), and is entered into by and among (i) 21C EAST FLORIDA, LLC, a Delaware limited liability company (together with its successors, the “Term B Loan Borrower”) and SOUTH FLORIDA RADIATION ONCOLOGY COCONUT CREEK, LLC, a Florida limited liability company (together with its successors, the “Term A Loan Borrower”) (each of the Term B Loan Borrower and the Term A Loan Borrower a “Borrower” and, collectively, the “Borrowers”), (ii) the Lenders party to the Existing Credit Agreement and (iii) CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent.

R E C I T A L S

A.                                    The Borrowers, the Lenders, the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement dated as of February 10, 2014 (the “Existing Credit Agreement”), pursuant to which, among other things, the Lenders made Term A Loans to the Term A Loan Borrower and Term B Loans to the Term B Loan Borrower on the Closing Date, all on the terms and subject to the conditions set forth therein and in the other Loan Documents.  Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings ascribed to them in the Existing Credit Agreement after giving effect to this Amendment (the Existing Credit Agreement, as amended by this Amendment, is sometimes referred to herein as the “Amended Credit Agreement”).

B.                                    The Term A Loan Borrower has requested that the Term A Loan Lenders make a new incremental term loan available to the Term A Loan Borrower in the aggregate principal amount equal to the Term A-1 Loan Commitment (the “Term A-1 Loan”) on the Term A-1 Loan Effective Date.  The Term A-1 Loan will be guarantied by the Term A Loan Guarantors under the Term A Loan Guarantee Agreement.

C.                                    In addition, the Term A Loan Borrower has requested that the Term A Loan Lenders make an additional incremental term loan available to the Term A Loan Borrower in the aggregate principal amount equal to the Term A-2 Loan Commitment (the “Term A-2 Loan”) on the Term A-2 Loan Effective Date.  The Term A-2 Loan will be guarantied by the Term A Loan Guarantors under the Term A Loan Guarantee Agreement and secured by Liens to be granted in favor of the Collateral Agent in and to the assets and properties of certain additional Covenant Parties.

D.                                    In addition, the Borrowers have advised the Lenders and the Agents that the Defaults and Events of Default listed on Annex A (collectively, the “First Amendment Specified Defaults”) have occurred and are continuing under the Existing Credit Agreement and certain other Loan Documents and have requested that the Lenders waive the First Amendment Specified Defaults and the additional interest accruing on the Term A Loans and the Term B Loans made on the Closing Date at the default rates, respectively, pursuant to Section 2.14(c) of the Existing Credit Agreement from the Closing Date through and including the Term A-1 Loan Effective Date solely with respect to the First Amendment Specified Defaults (such additional interest being the “First Amendment Specified Default Interest”).

E.                                     In addition, the Borrowers have requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement and certain other Loan Documents.

F.                                      The Lenders are willing to (i) make the Term A-1 Loan available to the Term A Loan Borrower on the Term A-1 Loan Effective Date, (ii) make the Term A-2 Loan available to the Term A Loan Borrower on the Term A-2 Loan Effective Date (if it occurs), (iii) effective as of the Term A-1

Loan Effective Date, waive the First Amendment Specified Defaults, (iv) effective as of the Term A-1 Loan Effective Date, waive the First Amendment Specified Default Interest that accrued on and after the Closing Date through and including March 30, 2014 (the “Waived First Amendment Specified Default Interest”), (v) effective as of the Term A-2 Loan Effective Date (if it occurs), waive the First Amendment Specified Default Interest that accrued on and after March 31, 2014 through and including the Term A-1 Loan Effective Date (the “Suspended First Amendment Specified Default Interest”) and (vi) amend the Existing Credit Agreement and certain other Loan Documents as provided herein, but, in each case, only on the terms and subject to the conditions set forth herein and in the other Term A-1 Loan Documents.

G.                                    It is a condition precedent to the making of the Term A-1 Loans that, among other things, the Target Sellers purchase participation interests in the Term A Loan Lenders’ Term A-1 Loans as provided herein and in the Target Seller Participation Agreements.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.
WAIVER OF FIRST AMENDMENT SPECIFIED DEFAULTS

1.1                               Pursuant to Section 9.1(b) of the Credit Agreement and in reliance upon the representations, warranties, covenants and agreements of the Borrowers contained in this Amendment and the other Term A-1 Loan Documents:

(a)                                 Effective as of Term A-1 Loan Effective Date, the Required Lenders waive the First Amendment Specified Defaults;

(b)                                 Effective as of Term A-1 Loan Effective Date, the Required Lenders waive the Waived First Amendment Specified Default Interest; and

(c)                                  Effective as of Term A-2 Loan Effective Date (if it occurs), the Required Lenders waive the Suspended First Amendment Specified Default Interest.

The Borrowers hereby acknowledge and agree that the Lenders are currently entitled to receive the First Amendment Specified Default Interest and that the total amount of Suspended First Amendment Specified Default Interest shall be equal to $802,928, comprising Suspended First Amendment Specified Default Interest accrued on the Term A Loans made on the Closing Date of $49,595 and Suspended First Amendment Specified Default Interest accrued on the Term B Loans made on the Closing Date of $753,333.  (For clarification purposes, the Borrowers further acknowledge and agree that the Required Lenders are not waiving any interest accruing at the applicable non-default rate.)

1.2                               Notwithstanding anything to the contrary, if the Term A-2 Loan Effective Date shall not occur, (a) the Borrowers shall pay all Suspended First Amendment Specified Default Interest accrued on the Term A Loans as described in Section 1.1 above in cash on the Term A-2 Loan Outside Effective Date and (b) the Borrowers shall pay all Suspended First Amendment Specified Default Interest accrued on the Term B Loans in accordance with Section 2.14(b) of the Amended Credit Agreement.

1.3                               The waivers provided for in Section 1.1 above shall be limited solely to the First Amendment Specified Defaults and the First Amendment Specified Default Interest as expressly described herein and shall not extend to any subsequent or other breach, violation, Default or Event of Default, whether past, present or future, under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not impair any right, power or remedy of the Lenders or the Agents (or any of them) as a consequence thereof.  In addition, the limited waivers provided for in Section 1.1 shall not give rise to any obligation whatsoever on the part of any Lender or Agent to grant any waivers in the future.

SECTION 2.
AMENDMENTS TO CREDIT AGREEMENT

Effective on and as of Term A-1 Loan Effective Date, the Required Lenders and the Agents agree to the following amendments to the Existing Credit Agreement:

2.1                               Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Existing Credit Agreement shall be amended as follows:

(a)                                 The following new definitions shall be added to such Section in the appropriate alphabetical order:

“‘21C Filing Event’ means the voluntary bankruptcy filing of any of the 21C Guarantors.”

“‘Call Date’:  means the six (6) month anniversary of the later to occur of the Term A-1 Loan Effective Date and, if it occurs, the Term A-2 Loan Effective Date.”

“‘Comerica Loan Agreement’:  means that certain Loan Agreement dated as of August 7, 2013, between Target and Comerica Bank, as amended, supplemented or otherwise modified from time to time.”

“‘Commitments’:  means the Term A Loan Commitments and the Term B Loan Commitments.”

“‘First Amendment’:  means that certain First Amendment to Credit Agreement dated as of July 22, 2014, by and among the parties.”

“‘First Amendment Specified Default Interest’:  shall have the meaning set forth in the recitals to the First Amendment.”

“‘First Amendment Specified Defaults’:  shall have the meaning set forth in the recitals to the First Amendment.”

“‘Incremental Term A Loans’:  shall mean the Term A-1 Loans and, if made, the Term A-2 Loans.”

“‘Other Indebtedness’:  shall have the meaning set forth in Section 6.14(e).”

“‘Seacoast Loan Agreement’: means that certain Business Loan Agreement entered into April 30, 2014, between Boynton Beach Real Estate, LLC, as “Borrower,” and Seacoast National Bank, as “Lender.”

“‘Seacoast Security Agreement’:  means that certain Commercial Security Agreement entered into April 30, 2014, between Boynton Beach Real Estate, LLC and Seacoast National Bank.”

“‘Suspended First Amendment Specified Default Interest’:  shall have the meaning set forth in the recitals to the First Amendment.”

“‘Target Seller Participation Agreement’: means a Participation Agreement, in substantially the form attached as Exhibit H to the First Amendment, between a Term A Loan Lender with a Term A-1 Loan Commitment and the “Participant” named therein pursuant to which such Term A Loan Lender is selling the Target Seller Participation Interest to such Participant, as amended, supplemented or otherwise modified from time to time.”

“‘Target Seller Participation Interests’:  means, collectively, the “Participation Interests” purchased by the Target Sellers pursuant to the Target Seller Participation Agreements in the amounts and percentages set forth on Schedule 1.1C.”

“‘Term A-1 Loan’:  means any loan made pursuant to Section 2.1(c).”

“‘Term A-1 Loan Commitment’:  means, as to any Term A-1 Loan Lender, the obligation of such Lender, if any, to make a Term A-1 Loan to the Term A Loan Borrower on the Term A-1 Loan Effective Date pursuant to Section 2.1(c).  The aggregate principal amount of the Term A-1 Loan Commitments is $10,350,000.”

“‘Term A-1 Loan Documents’:  shall have the meaning set forth in the First Amendment.”

“Term A-1 Loan Effective Date’:  shall have the meaning set forth in the First Amendment.”

“‘Term A-1 Loan Upfront Fee’:  shall have the meaning set forth in the First Amendment.”

“‘Term A-1 Note’ means a promissory note made by the Term A Loan Borrower in favor of a Term A-1 Loan Lender evidencing the portion of the Term A-1 Loan made by such Term A-1 Loan Lender, substantially in the form of Exhibit A to the First Amendment, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.”

“‘Term A-2 Loan’:  shall mean a term loan made pursuant to Section 2.1(d).”

“‘Term A-2 Loan Commitment’: means, as to any Term A-2 Loan Lender, the obligation of such Lender, if any, to make a Term A-2 Loan to the Term A Loan Borrower on the Term A-2 Loan Effective Date pursuant to Section 2.1(d).  The aggregate principal amount of the Term A-2 Loan Commitments is $16,700,000; provided, however, that if, prior to the Term A-2 Loan Effective Date, the Collateral Agent is granted a perfected Lien (including a silent second Lien) on the assets of Target and its Subsidiaries that are party to the Comerica Loan Agreement and related loan documents, on terms acceptable to the Lenders (including, among other things, the Borrower’s receipt of the written consent of Comerica Bank to the grant of such Lien and the execution and delivery of a lien subordination agreement with Comerica Bank in form and substance acceptable to the Lenders), subject only to (i) the Liens in favor of Comerica Bank on such assets and (ii) Liens otherwise permitted under the Comerica Loan Agreement securing Indebtedness that the Lenders do not elect to cause the Term A Loan Borrower or the other Restricted Subsidiaries to refinance pursuant to Section 6.14(e), the aggregate principal amount of the Term A-2 Loan Commitments shall be reduced to $11,700,000; and provided further, however, that the Term A-2 Loan Commitment may be increased if and to the extent that the Required Lenders exercise their rights under Section 6.14(e).”

“Term A-2 Loan Effective Date’: shall have the meaning set forth in Section 2.1(d).”

“‘Term A-2 Loan Outside Effective Date’:  shall have the meaning set forth in the First Amendment.”

“‘Term A-2 Loan Upfront Fee’:  shall have the meaning set forth in Section 2.1(d)(ii)(D).”

“‘Term A-2 Note’:  means a promissory note made by the Term A Loan Borrower in favor of a Term A-2 Loan Lender evidencing the portion of the Term A-2 Loan made by such Term A-2 Loan Lender, substantially in the form of Exhibit B to the First Amendment, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.”

“‘Waived First Amendment Specified Default Interest’:  shall have the meaning set forth in the recitals to the First Amendment.”

(b)                                 Section 1.1 of the Existing Credit Agreement shall be amended further by amending and restating each of the following existing definitions in such Section to read in its entirety as follows:

“‘Administrative Agent Fee Letter’:  that certain Amended & Restated Administrative Agent Fee Letter dated as of the Term A-1 Loan Effective Date between the Administrative Agent and the Borrowers relating to certain fees payable to the Administrative Agent.”

“‘Borrowing Notice’:  means (i) with respect to the Term A Loan made on the Closing Date pursuant to Section 2.1(a), the notice from the Borrowers to the Administrative Agent in the form of Exhibit I hereto, and (ii) with respect to the Term A-1 Loans made on the Term A-1 Loan Effective Date or the Term A-2 Loans, if made, on the Term A-2 Loan Effective Date, as applicable, the notice from the Term A Loan Borrower to the Administrative Agent in the form of Exhibit C attached to the First Amendment.”

“‘Closing Date Refinancing’: means the repayment in full of that certain Promissory Note, dated as of June 1, 2013, by the Term A Loan Borrower, in favor of 1stLineOncology, LLC, a Florida limited liability company in the original principal amount of $8,000,000, of which  $7,214,005.56 remains outstanding as of the Closing Date, with the proceeds of the Term A Loan made pursuant to Section 2.1(a); provided that the associated Purchase Price Adjustment Promissory Note, dated as of June 1, 2013, between the Term A Loan Borrower, in favor of 1stLineOncology, LLC will remain outstanding.”

“‘Consolidated Total Leverage Ratio’:  means, with respect to any Person, as of any date of determination, the ratio of (x) Consolidated Total Leverage of such Person at such date to (y) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ended prior to the date of such determination for which internal consolidated financial statements of such Person are available, in each case, with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” (provided, however, that no pro forma adjustments shall be made to take into account or reflect any projected synergies or cost savings (other than compensation and related expenses of any principal owners of the target entity so long as the post-closing compensation arrangements of the principal owners are memorialized in a written employment or similar agreement)); provided that, for the purpose of determining Consolidated Total Leverage, the aggregate amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date.”

“‘Excluded Target Subsidiary’:  means each of Boca Radiation Oncology, LLC, South Florida Radiation Oncology WPB, LLC and South Florida Radiation Oncology, LLC.”

“‘Interest Payment Date’:  means (i) with respect to the Term A Loans, the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 2014, or if such day falls on a non-Business Day, then the immediately preceding Business Day; provided, however, that the first day upon which interest with respect to the Term A Loans shall be due shall be July 15, 2014, and (ii) with respect to the Term B Loans, January 15 and July 15 of each fiscal year, beginning on July 15, 2014, or if such day falls on a non-Business Day, then the next succeeding Business Day.”

“‘Lender Agent Agreement’:  means that certain Letter Agreement dated February 10, 2014, between the Lender Agent, on the one hand, and each of the Lenders party thereto from time to time, on the other hand, as amended, supplemented or otherwise modified from time to time, a copy of which will be provided to the Borrowers upon their request to the Administrative Agent.”

“‘Loan’:  means any Term A Loan, any Term B Loan or any other loan made by the Lenders (or any of them) to the Term A Loan Borrower or the Term B Loan Borrower, as the case may be.”

“‘Loan Documents’:  means this Agreement, the Term A Loan Guarantee Agreement, the Term B Loan Guarantee Agreement, the Security Documents, the Notes, the Administrative Agent Fee Letter, the Subordination Documents, the Term A-1 Loan Documents, the Target Seller Participation Agreements and all other agreements, certificates, instruments and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loans or any other Obligations, and any amendment, waiver, supplement or other modification to any of the foregoing.”

“‘Notes’:  means, collectively, any Term A Loan Note, Term B Loan Note, Term A-1 Loan Note, Term A-2 Note, if any, and any other promissory notes evidencing a Loan made by the Lenders (or any of them) to the Term A Loan Borrower or the Term B Loan Borrower, as the case may be.”

“‘Required Lenders’:  means, at any time, the holders (other than Defaulting Lenders) of more than fifty percent (50.0%) of the aggregate unpaid principal amount of (i) the Term A Loans made to the Term A Loan Borrower on the Closing Date pursuant to Section 2.1(a) plus (ii) the Term B Loans made to the Term B Loan Borrower on the Closing Date pursuant to Section 2.1(b).”

“‘Security Documents’:  means, collectively, the Term A Pledge and Security Agreement, the Term B Pledge and Security Agreement and all other collateral, pledge, security and similar pledge, security or credit support documents now or hereafter existing in favor of the Lenders, the Collateral Agent or the Administrative Agent in order to attach, create, grant, perfect, record or determine the priority of any Lien on any asset or property of a Borrower, a Guarantor or any Covenant Party to secure the obligations and liabilities of such Borrower, Guarantor or Covenant Party under any Loan Document.”

“‘Target Escrow Agreement’ or ‘Escrow Agreement’:  means that certain Escrow Agreement dated as of February 10, 2014, by and among the Target Sellers, the Term B Loan Borrower (as buyer), and JPMorgan Chase Bank, National Association, as the Escrow Agent, entered into pursuant to the Target Acquisition Agreement.”

“‘Term A Loan’:  means (i) the “Term A Loan” made to the Term A Loan Borrower pursuant to Section 2.1(a), (ii) the Term A-1 Loan made to the Term A Loan Borrower pursuant to Section 2.1(c) and (iii) the Term A-2 Loan made (if made) to the Term A Loan Borrower pursuant to Section 2.1(d).”

“‘Term A Loan Borrower’:  shall have the meaning set forth in the preamble.”

“Term A Loan Commitment(s)’:  means, collectively, (i) as to any Term A Loan Lender, the obligation of such Lender, if any, to make a Term A Loan to the Term A Loan Borrower on the Closing Date pursuant to Section 2.1(a) (the aggregate principal amount of which is $7,900,000), (ii) the Term A-1 Loan Commitments and (iii) the Term A-2 Loan Commitments.”

“‘Term A Loan Guarantee Agreement’:  means that certain Guaranty Agreement dated as of February 10, 2014, by and among the Term A Loan Borrower, the Term A Loan Guarantors party thereto and the Collateral Agent, as amended from time to time.”

“‘Term A Loan Guarantors’: means the collective reference to the (a) Target and (b) the other Term A Loan Subsidiary Guarantors.”

“Term A Loan Subsidiary Guarantors’: means each Restricted Subsidiary other than (i) each Excluded Target Subsidiary, until such time (if any) it becomes a Term A Loan Guarantor pursuant to the terms of this Agreement, including Section 6.14(c), (ii) any Foreign Subsidiary, (iii) any non-wholly-owned Subsidiary, to the extent such Subsidiary is precluded from becoming a Term A Loan Guarantor (or, to so become, would require the consent of a third party that is a holder of Capital Stock of such Subsidiary) by the terms of such Subsidiary’s organizational or related documents as they exist on the date of this Agreement, (iv) any Subsidiary that is prohibited by applicable law from becoming a Guarantor, (v) any Subsidiary to the extent the burden or cost of such Subsidiary becoming a Term A Loan Guarantor outweighs the benefit afforded thereby as determined by the Administrative Agent; and (vi) the Term A Loan Borrower; provided that any Person constituting a Term A Loan Subsidiary Guarantor shall cease to constitute a Term A Loan

Subsidiary Guarantor when its respective guarantee is otherwise released in accordance with the terms of the Loan Documents.”

“‘Term B Loan’:  means a term loan made pursuant to Section 2.1(b).”

“‘Term B Loan Borrower’:  has the meaning set forth in the preamble.”

“‘Term B Loan Guarantee Agreement’:  means that certain Guarantee dated as of February 10, 2014, by and among Parent, 21C, the Term B Loan Guarantors and the Administrative Agent, as amended from time to time.”

“‘Treasure Coast Medicine’ shall mean Treasure Coast Medicine, LLC, a Florida limited liability company.”

(c)                                  Clause (12) of the definition of “Permitted Liens” shall be amended and restated to read in its entirety as follows:

“(12)                    Liens granted by Boynton Beach Real Estate, LLC in certain “Collateral” as defined in, and pursuant to, the Seacoast Security Agreement;”

(d)                                 Section 1.1 of the Existing Credit Agreement shall be amended further by deleting the definition of “Escrow Agreement” from such Section.

2.2                               Amendments to Section 2.1 (Loan Commitments).

(a)                                 Section 2.1 of the Existing Credit Agreement shall be amended by adding the following new clause (c) at the end of such Section:

“(c)                            Subject to the applicable terms and conditions set forth in the First Amendment, each Term A Loan Lender with a Term A-1 Loan Commitment as set forth in Schedule 1.1A severally agrees to make the Term A-1 Loan to the Term A Loan Borrower on the Term A-1 Loan Effective Date in accordance with its Term A-1 Loan Commitment.  The Term A-1 Loans will be Eurodollar Loans unless the Eurodollar Rate is unavailable at which time the interest rate shall be determined in accordance with Section 2.16.”

(b)                                 Section 2.1 of the Existing Credit Agreement shall be amended further by adding the following new clause (d) at the end of such Section:

“(d)                           (i)  Each Term A Loan Lender with a Term A-2 Loan Commitment severally agrees to make Term A-2 Loans to the Term A Loan Borrower, subject to the terms and conditions set forth in this Section 2.1(d), and the Term A Loan Borrower hereby grants to each such Term A Loan Lender an exclusive right to make such Term A-2 Loan to the Term A Loan Borrower, provided that the Term A Loan Lenders agree to notify the Term A Loan Borrower promptly that such Term A Loan Lender will not make the election to provide the Term A-2 Loans (if such Term A Loan Lender determines not to do so) and the exclusive right of such Term A Loan Lender to provide its Term A-2 Loan shall terminate upon the earlier of receipt of such notification and the Term A-2 Outside Effective Date.  If such Term A Loan Lender elects to make such Term A-2 Loan to the Term A Loan Borrower pursuant to this Section 2.1(d)(i), the Administrative Agent shall provide written notice to the Term A Loan Borrower of such election, at which time the Term A Loan Borrower shall be obligated to use its best efforts to satisfy the terms and conditions set forth in Section 2.1(d)(ii) and shall borrow the Term A-2 Loan from such Term A Loan Lender (and, among other things, pay the fees, costs and expenses associated therewith as provided in Section 5.3 of the First Amendment)); provided that the waiver of any conditions set forth in Section 2.1(d)(ii) by the Required Lenders shall not require the Term A Loan Borrower to borrow the Term A-2 Loans if such borrowing would result in a Default or Event of Default hereunder which the Required Lender are unwilling to waive or under any Other Indebtedness unless the Required Lenders exercise their rights under Section 6.14(e) with respect to such Other Indebtedness.

(ii)                                  Notwithstanding anything to the contrary, the obligations of each Term A Loan Lender with a Term A-2 Loan Commitment to make a Term A-2 Loan to the Term A Loan Borrower shall be subject to the satisfaction of each of the following conditions precedent (in addition to usual and customary conditions precedent and other conditions precedent as may be requested by the Administrative Agent or the Lenders), in each case in the sole and absolute discretion of the Administrative Agent and the Lenders (unless waived by the Required Lenders) (the date of the satisfaction of all such conditions being referred to herein as the “Term A-2 Loan Effective Date”):

(A)                               Term A-2 Loan Outside Effective Date.  The last of the conditions precedent to the obligations of such Term A Loan Lenders to make the Term A-2 Loans shall be satisfied not later than 1:00 p.m. (Los Angeles time) on September 15, 2014 (as such date may be extended by the mutual written agreement of the Administrative Agent (on behalf of itself and the Required Lenders) and the Borrowers, the “Term A-2 Loan Outside Effective Date”).

(B)                               Completion of Due Diligence Investigation.  The Lenders and the Agents (including their respective financial accountants and other advisors) shall have completed all of its or their business, financial and legal due diligence of the Borrowers and their subsidiaries and other Affiliates, and the results of such due diligence investigation shall be satisfactory in the sole and absolute discretion of the Lenders and the Agents.

(C)                               Borrowing Notice.  The Administrative Agent shall have received a Borrowing Notice pursuant to Section 2.2, duly executed by the Term A Loan Borrower, with respect to the Term A-2 Loans.

(D)                               Fees and Expenses.  The Term A Loan Borrower shall have paid (or reimbursed the Lenders and the Agents for) (i) a non-refundable up-front fee in cash in an amount equal to three and one-half percent (3.50%) of the aggregate principal amount of the Term A-2 Loans (the “Term A-2 Loan Upfront Fee”) and (ii) all unpaid fees, costs and expenses incurred by the Lenders and the Agents as provided in Section 5.3 of the First Amendment.  The parties agree that the Term A-2 Loan Upfront Fee shall be deemed fully earned as of the Term A-2 Loan Effective Date.  The parties further agree that the Term A-2 Loan Upfront Fee and such fees, costs and expenses shall be paid with (and may be withheld by the Lenders and the Administrative Agent from) the gross proceeds of the Term A-2 Loans made (if made) on the Term A-2 Loan Effective Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Term A-2 Loan Effective Date.  The parties further agree that, notwithstanding anything to the contrary herein, the payment of the Term A-2 Loan Upfront Fee shall be treated for all federal, state and local income tax purposes as a reduction to the issue price of the Term A-2 Loans pursuant to the principles of Section 1.1273-2(g)(2) of the Treasury Regulations and, accordingly, for purposes of Section 1271 et seq. of the Code, the original issue price of the Term A-2 Loans will be 96.50% of their gross principal amount.

(E)                                Term A-2 Loan Documents.  The Administrative Agent shall have received the following documents, each dated as of the Term A-2 Loan Effective Date (unless otherwise indicated herein):

(1)                                 Second Amendment.  A Second Amendment to the Amended Credit Agreement, in form and substance reasonably satisfactory to the Lenders and the Agents, together with all Exhibits and Schedules thereto, duly executed by the Borrowers.

(2)                                 Additional Documents.  Certain of the documents described in Section 3.4 of the First Amendment as may be requested by the Lenders or the Administrative Agent, in form and substance reasonably satisfactory to the Lenders or such Agent, duly executed by the respective parties thereto.

(3)                                 Security Documents.  Such Security Documents as may be reasonably requested by the Lenders or the Collateral Agent, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, duly executed by the parties thereto.

(4)                                 Other Documents.  Such other agreements, instruments, secretary’s, officer’s and other certificates, amendments, legal opinions and other documents as the Lenders or the Agents may reasonably request, in form and substance reasonably satisfactory to the Lenders and the Agents.

(F)                                 Payoff Letters.  The Administrative Agent shall have received a payoff letter, in form and substance satisfactory to the Administrative Agent, duly executed by each creditor, if any, of the Borrowers or the Term A Loan Guarantors and other Persons, as applicable, to be repaid in full on the Term A-2 Loan Effective Date.

(G)                               Consents and Approvals.  All requisite Governmental Authorities and other third parties shall have approved of, consented to or waived rights with respect to the execution, delivery and performance by any Borrower and the other Covenant Parties of this Amendment and the other agreements, instruments and other documents to be entered into with respect to the Term A-2 Loans and the consummation of the transactions contemplated thereby, and the Administrative Agent shall have received true, correct and complete copies of all such approvals, waivers and consents.

(H)                              No Defaults.  No Defaults or Events of Default shall have occurred and be continuing or would result from the execution, delivery or performance of the agreements, instruments and other documents to be entered into with respect to the Term A-2 Loans or the consummation of the transactions contemplated thereby.

(I)                                   Other Lender Requests.  Each Borrower shall, and shall cause the Restricted Subsidiaries to, execute and deliver to the Administrative Agent such other documents, in form and substance satisfactory to the Administrative Agent and the Lenders, as the Administrative Agent or the Lenders may request.

(iii)                               The proceeds of the Term A-2 Loans, if made, shall be used by the Term A Loan Borrower solely to (a) refinance all Closing Date Consent Indebtedness in full (inclusive of all amounts owed, including any prepayment premium) in the aggregate amount of approximately $3,341,755; (b) refinance Indebtedness of Target and its Subsidiaries owing to Comerica Bank under the Comerica Loan Agreement and related loan documents in the aggregate amount of $8,000,000 (provided, however, that if, prior to the Term A-2 Loan Effective Date, the Collateral Agent is granted a perfected second Lien (which second Lien may be a silent second Lien) on the assets of Target and its Subsidiaries that are party to the Comerica Loan Agreement and related loan document, on terms acceptable to the Lenders (including, among other things, the Borrower’s receipt of the written consent of Comerica Bank to the grant of such perfected Lien and the execution and delivery of a lien subordination agreement with Comerica Bank in form and substance acceptable to the Lenders), subject only to (i) the Liens in favor of Comerica Bank on such assets and (ii) Liens otherwise permitted under the Comerica Loan Agreement securing Indebtedness that the Lenders do not elect to cause the Term A Loan Borrower or the other Restricted Subsidiaries to refinance pursuant to Section 6.14(e), such proceeds will be used to refinance an aggregate amount of $3,000,000 of such Indebtedness only); (c) purchase equipment to be subject to operating leases for an aggregate purchase price of approximately $2,150,000; (d) prepay a portion of each Lender’s Term A-1 Loan in an amount necessary for such Lender to repurchase the Target Seller Participation Interests in such Lender’s Term A-1 Loan pursuant to the relevant Target Seller Participation Agreement; (e) if the Required Lenders exercise their rights under Section 6.14(e), to refinance in full any such Other Indebtedness; and (f) pay the fees, costs and expenses of the transactions related thereto and contemplated hereby to be consummated on the Term A-2 Loan Effective Date to the extent required to be paid hereunder.

(iv)                              The Term A-2 Loans, if made, will be Eurodollar Loans unless the Eurodollar Rate is unavailable at which time the interest rate shall be determined in accordance with Section 2.16.”

2.3                               Amendments to Section 2.2 (Procedure for Loan Borrowing).  Section 2.2 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“2.2                         Procedures for Loan Borrowing.  The Term A Loan Borrower or the Term B Loan Borrower, as applicable, shall give the Administrative Agent an irrevocable Borrowing Notice (which notice must be received by the Administrative Agent prior to 12:00 pm on the Business Day prior to the Closing Date, the Term A-1 Loan Effective Date or the Term A-2 Loan Effective Date, as applicable, or at such other time reasonably acceptable to the Administrative Agent in advance of any such Date).  Upon receipt of the Borrowing Notice, the Administrative Agent shall promptly notify each applicable Lender thereof.  Not later than 12:00 Noon on the Closing Date, the Term A-1 Loan Effective Date or the Term A-2 Loan Effective Date, as applicable, each Lender shall, subject to the terms and conditions in this Agreement, make available to the Administrative Agent (by wire transfer of immediately available funds) at the Funding Office an amount in immediately available funds equal to (i) with respect to the Term A Loans to be made on the Closing Date, its Term A Loan Commitment (less, if applicable, the Term A Loan Funding Discount), (ii) with respect to the Term A-1 Loan to be made on the Term A-1 Loan Effective Date its Term A-1 Loan Commitment (less the Term A-1 Loan Upfront Fee), or (iii) with respect to the Term A-2 Loan to be made on the Term A-2 Loan Effective Date, if it occurs, its Term A-2 Loan Commitment (less the Term A-2 Loan Upfront Fee), as applicable, to be funded.  Upon confirmation of its receipt of all such net Term A Loan Commitments or net Term B Loan Commitments, as applicable, to be funded and satisfaction of all applicable conditions precedent to such funding, the Administrative Agent shall (at the direction of the Required Lenders) credit the account of each Borrower specified in the Borrowing Notice (by wire transfer of immediately available funds) with the aggregate of the amounts of Term A Loans or Term B Loans, as applicable (and, in each case, less the applicable Term A or Term B Loan Funding Discount or Term A-1 Loan Upfront Fee or Term A-2 Loan Upfront Fee), made available on the Closing Date, the Term A-1 Loan Effective Date or the Term A-2 Loan Effective Date, as applicable, to the Administrative Agent by the Lenders, less any fees and expenses then due to the Administrative Agent or any Lender.”

2.4                               Amendment to Section 2.4 (Funding Discount).  Section 2.4 of the Existing Credit Agreement shall be amended as follows:

(a)                                 Subparagraph (a) of Section 2.4 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(a)                           Each initial Term A Lender will fund its Term A Loan made to the Term A Loan Borrower pursuant to Section 2.1(a) net of a three percent (3.0%) discount (the “Term A Loan Funding Discount”), but will be deemed to have funded the entire gross amount of such Term A Loan set forth in Schedule 1.1A, and extended credit to the Term A Loan Borrower in such gross amount, and the Register maintained by the Administrative Agent pursuant to Section 9.6(c) will so reflect.  The Term A Loan Borrower, the Term A Loan Lenders and the Agents agree, for purposes of Section 1271 et seq. of the Code, the original issue price of such Term A Loans will be 97.00% of their gross principal amount as reflected in Schedule 1.1A.”

(b)                                 Subparagraph (c) of Section 2.4 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(c)                            The foregoing clauses (a) and (b) are intended to constitute an agreement as to the issue prices and initial amounts of the Term A Loans made on the Closing Date and the Term B Loans made on the Closing Date for all federal, state and local income Tax purposes (for the avoidance of doubt, notwithstanding anything in Section 5.4 of the First Amendment to the contrary).”

2.5                               Amendments to 2.10 (Optional Prepayments).  Section 2.10 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“2.10                  Optional Prepayments.

(a)                                 Except as provided in Section 2.10(d), the Term A Loan Borrower may not voluntarily prepay any of the Term A Loans on or prior to the Call Date.  Thereafter, the Term A Loan Borrower may voluntarily prepay the Term A Loans at par at any time and from time to time, in whole or in part, without premium or penalty; provided, however, that any Indebtedness incurred to refinance the Term A Loans shall bear an “all-in” yield to maturity of not more than six and one-half percent (6.50%) per annum.  Any such permitted prepayment of the Term A Loans shall be pursuant to an irrevocable (unless otherwise agreed by the Administrative Agent) written notice delivered to the Administrative Agent no later than 12:00 Noon, one Business Day prior thereto, which notice shall specify the date and amount of prepayment.

(b)                                 The Term B Loan Borrower may not voluntarily prepay any of the Term B Loans unless and until the Term A Loans have been repaid in full.  Thereafter, the Term B Loan Borrower may at any time and from time to time prepay the Term B Loans, in whole or in part, accompanied by the then-applicable Repayment Premium, upon irrevocable (unless otherwise agreed by the Administrative Agent) written notice delivered to the Administrative Agent no later than 12:00 noon, one Business Day prior thereto, which notice shall specify the date and amount of prepayment.

(c)                                  Any portion of the Loans prepaid under this Section 2.10 shall include principal, the Repayment Premium applicable at the time of such prepayment and all accrued and unpaid interest thereon and all outstanding fees and expenses hereunder.  Upon receipt of any notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the Repayment Premium, if any, and accrued and unpaid interest to such date on the amount being prepaid.  Partial prepayments of Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof (unless a lesser amount is required to repay such Loan in full); provided that a notice of prepayment of the Loans delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other debt instruments, in which case such notice may be revoked by the Borrower giving such notice (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)                                 Notwithstanding Section 2.10(a), on or prior to the Call Date:  (i) the Term A Loan Borrower may prepay a portion of the Term A Loans on the Term A-2 Loan Effective Date in an amount necessary to permit the Term A Loan Lenders with a Term A-1 Loan Commitment to pay in full the Target Seller Participation Interests and (ii) the Term A Loan Borrower may prepay all of the Term A Loan Obligations if the Borrowers pay in full all of the Obligations outstanding at such time.  Any prepayment of the Term A Loans pursuant to clause (ii) of this subparagraph (d) shall be accompanied by the payment of a prepayment premium equal to the outstanding principal amount of the Term A Loans, multiplied by one hundred one percent (101.0%).”

2.6                               Amendments to 2.11 (Mandatory Prepayments).  Section 2.11 of the Existing Credit Agreement shall be amended to fix an inadvertent typo in such Section by inserting the following as a separate paragraph between Section 2.10 of the Existing Credit Agreement and clause (a) appearing thereunder:

“2.11                  Mandatory Prepayments.  Upon the occurrence of a Change of Control:”

2.7                               Amendments to 2.12 (Reserved).  Section 2.12 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“2.12                  Other Mandatory Prepayments.  Immediately upon the disbursement or release of funds to or for the account of the Term B Loan Borrower, if any, from time to time from either Escrow Account (as defined in the Target Escrow Agreement), other than (a) funds released or disbursed from the Indemnity Escrow Account (as defined in the Escrow Agreement) by the Escrow Agent to or for the account of the Term B Loan Borrower to pay for cash losses associated with any indemnification event under the Escrow Agreement or (b) as a result of the Term A Loan Borrower obtaining the requisite consent of Seaside National Bank & Trust under its promissory notes with Treasure Coast Radiation Oncology, LLC, up to $3,636,771 of the Debt Escrow Amount (as defined in the Escrow Agreement) to be released by the Escrow Agent under Section 1.7(a) of the Escrow Agreement on the Term A-1 Loan Effective Date, the Term B Loan Borrower shall prepay the Term B Loans in an amount equal to the 100% of the amount so disbursed or released, accompanied by the applicable Repayment Premium.  The Term B Loan Borrower shall cause the Joint Instruction (as defined in the Escrow Agreement) to be given to the Escrow Agent with respect to any such disbursement or release to instruct the Escrow Agent to pay such disbursed or released funds directly to the Administrative Agent pursuant to wire transfer instructions provided by the Administrative Agent.”

2.8                               Amendments to 2.14 (Interest Rates and Payment Dates).  Subparagraph (a) of Section 2.14 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(a)                           The Term A Loans made to the Term A Loan Borrower pursuant to Section 2.1(a) shall bear interest for each day during each Interest Period with respect thereto and be payable in cash on each Interest Payment Date at a rate equal to the Eurodollar Rate plus 5.75% per annum (subject to Section 2.14(e)).  Each of the Incremental Term A Loans shall bear interest for each day during each Interest Period with respect thereto and be payable in cash on each Interest Payment Date at a rate equal to the Eurodollar Rate plus 9.75% per annum (subject to Section 2.14(e)).”

2.9                               Amendments to 2.14 (Interest Rates and Payment Dates).  Subparagraph (c) of Section 2.14 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(c)                            Upon the occurrence and during the continuance of any Event of Default:

(i)                                     the principal amount of and all accrued and unpaid interest on any Term A Loan, and all fees, indemnities and any other Obligations, or other amount payable hereunder not paid when due (whether at the state maturity, by acceleration or otherwise) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to this Section 2.14 plus 4.00% accruing from the date such Event of Default has occurred until the date such Event of Default has been waived by the Required Lenders.

(ii)                                  the principal amount of and all accrued and unpaid interest on any Term B Loan, and all fees, indemnities and any other Obligations, or other amount payable hereunder not paid when due (whether at the state maturity, by acceleration or otherwise) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to this Section 2.14 plus 4.00% accruing from the date such Event of Default has occurred until the date such Event of Default has been waived by the Required Lenders.”

2.10                        Amendment to Subparagraph (e) of 2.14 (Interest Rates and Payment Dates).  Subparagraph (e) of Section 2.14 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(e)                            If, as of the last day of any fiscal quarter commencing with the fiscal quarter ending December 31, 2014, the Target and its Restricted Subsidiaries on a consolidated basis fail to generate Consolidated EBITDA of at least $23,750,000 (or, if the Term A-2 Loan Effective Date occurs, $25,550,000) for the Test Period then ended (as reported to Administrative Agent under Section 6.1), the interest rate applicable pursuant to Section 2.14(a) shall, effective as of the last day of such Test Period, increase by 2.00% and shall remain so increased until such time (if any) that Consolidated EBITDA of the Target and its Restricted Subsidiaries on a consolidated basis for a Test Period ending as of the last day of any subsequent fiscal quarter exceeds $23,750,000 (or, if the Term A-2 Loan Effective Date occurs, $25,550,000) (as reported to Administrative Agent in accordance with Section 6.1).  For the avoidance of doubt, the parties agree that if the Term B Loan Borrower and its Restricted Subsidiaries on a consolidated basis thereafter again fail to generate Consolidated EBITDA of at least $23,750,000 (or, if the Term A-2 Loan Effective Date occurs, $25,550,000) during any Test Period (as reported to Administrative Agent under Section 6.1), in accordance with the foregoing sentence, the interest rate would again increase by 2.00% effective as of the end of such subsequent Test Period and remain so increased until the last day of the next occurring fiscal quarter (if any) that Consolidated EBITDA of the Term B Loan Borrower and its Restricted Subsidiaries on a consolidated basis exceeds

$23,750,000 (or, if the Term A-2 Loan Effective Date occurs, $25,550,000) (as reported to Administrative Agent in accordance with Section 6.1).  For the purposes of this Section 2.14(e), if financial statements and a certification of the Consolidated EBITDA of the Target and its Restricted Subsidiaries on a consolidated basis for any fiscal quarter are not timely delivered pursuant to Section 6.1, Consolidated EBITDA of the Target and its Restricted Subsidiaries on a consolidated basis for the Test Period ended as of the last day of such fiscal quarter shall be deemed not to exceed $23,750,000 (or, if the Term A-2 Loan Effective Date occurs, $25,550,000) and the Interest Rate shall be increased in accordance with this Section 2.14(e).”

2.11                        Amendments to Section 2.17 (Pro Rata Treatment and Payments).  Section 2.17 of the Existing Credit Agreement shall be amended as follows:

(a)                                 Clause (b) of Section 2.17 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(b)                           The payment (including each prepayment) by the Term A Loan Borrower on account any Term A Loans shall be applied:  (i) first, to pay accrued and unpaid interest on all Term A Loans on a pro rata basis through and including the date of prepayment, (ii) second, to pay premium, if any, and (iii) third, to pay the aggregate outstanding principal balance of the Term A Loans on a pro rata basis.  Amounts prepaid on account of the Term A Loans may not be reborrowed.”

(b)                                 Clause (c) of Section 2.17 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(c)                            The payment (including each prepayment) by the Term B Loan Borrower on account any Term B Loans shall be applied:  (i) first, to pay accrued and unpaid interest on all Term B Loans on a pro rata basis through and including the date of prepayment, (ii) second, to pay the Repayment Premium, if any, and (iii) third, to pay the aggregate outstanding principal balance of the Term B Loans on a pro rata basis.  Amounts prepaid on account of the Term B Loans may not be reborrowed.”

2.12                        Amendments to Section 6.1 (Financial Statements; Books and Records).  Clause (i) of subparagraph (b) of Section 6.1 of the Existing Credit Agreement shall be amended by replacing “75 days” with “60 days”.

2.13                        Amendment to Section 6.6 (Indebtedness).  Subparagraph (d) of Section 6.6 of the Existing Credit Agreement shall be amended to read in its entirety as follows:

“(d)                           Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of any Restricted Subsidiary in the aggregate principal amount not to exceed $15,000,000;”

2.14                        Amendments to Section 6.6 (Indebtedness).  Subparagraph (l) of Section 6.6 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(l)                               (i) Indebtedness evidenced by guaranties issued by any Restricted Subsidiary and existing on or prior to the Term A-1 Loan Effective Date guarantying Indebtedness incurred by any other Restricted Subsidiary, provided that such other Indebtedness is otherwise expressly permitted to be incurred under this Agreement, and (ii) Indebtedness evidenced by guaranties issued by any Restricted Subsidiary (other than the Term A Loan Borrower) after the Term A-2 Loan Effective Date (if it occurs) guarantying Indebtedness or other obligations owing by any other Restricted Subsidiary, provided that such other Indebtedness is otherwise expressly permitted to be incurred under this Agreement;”

2.15                        Amendments to Section 6.7 (Restricted Payments).  Section 6.7 of the Existing Credit Agreement shall be amended as follows:

(a)                                 Clause (1) of subparagraph (b) of Section 6.7 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(1)                           dividends and distributions by Target which are either (i)  pro rata to the Term B Loan Borrower (65% of the total) and the Target Sellers (collectively, 35% of the total) in accordance with their respective interests in the Target’s Capital Stock or (ii) solely to the Term B Loan Borrower (without pro rata payment to the Target Sellers) and which, in each of clause (i) or (ii), the proceeds of such dividends and distributions are actually used by the Term B Loan Borrower solely to (A) make payments of accrued and unpaid interest on the Term B Loan or (B) pay corporate overhead expenses in an aggregate amount not to exceed $250,000 in any calendar year;”

(b)                                 Clause (2) of subparagraph (b) of Section 6.7 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(2)                           dividends and distributions by any Restricted Subsidiary (other than Target) to Target or any other Restricted Subsidiary;”

2.16                        Amendments to Section 6.11 (Transactions with Affiliates).  Subparagraph (a) of Section 6.11 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(a)                           Transactions with Affiliates.  The Borrowers will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of the 21C Entities, the Non-Covenant Party Stockholders and the Permitted Holders or any of their respective Affiliates other than the Covenant Parties (each, an “Internal Affiliate Transaction”) involving consideration in excess of $2,000,000 in the aggregate for all Internal Affiliate Transactions, until the repayment in full of the Obligations, other than Internal Affiliate Transactions that are (x) related to contracts with healthcare payers or supply agreements, in both cases entered into in the ordinary course of business and with terms at least as favorable to the Borrowers and its Restricted Subsidiaries as contracts and agreements in effect as of the Term A-1 Loan Effective Date; (y) (i) on terms that are no less favorable to the Term B Loan Borrower and its Restricted Subsidiaries than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis form a Person that is not an Affiliate of such Borrower or such Restricted Subsidiary, (ii) executed in the ordinary course of the Term B Loan Borrower’s or its Restricted Subsidiaries’ business, as applicable, and consistent with past practices as described to the Lenders prior to the date of the First Amendment, and (iii) approved by the disinterested members of the Target’s Board of Directors, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with this Section 6.11, or (z) approved by the prior written consent of the Administrative Agent (as directed by the Required Lenders) and the Target.  It is understood and agreed that the sale or transfer of any Treatment Center shall not constitute a transaction entered into in the ordinary course of business.  Subject to Section 6.12, the transactions contemplated by the Intercompany Services Agreement will not be deemed Internal Affiliate Transactions and, therefore, the restrictions set forth in this Section 6.11(a) shall not apply to such transactions.”

2.17                        Amendment to Section 6.13 (Treatment Center Restrictions).  Section 6.13 of the Existing Credit Agreement shall be amended by amending the first sentence up to the first colon (“:”) as follows:

“Without limiting the generality of the restrictions set forth in Section 6.11, and subject to the provisions of such Section. the Borrowers will not, and will not cause or permit any Restricted Subsidiaries:”

2.18                        Amendments to Section 6.14 (Collateral Matters).

(a)                                 Subparagraph (c) of Section 6.14 of the Existing Credit Agreement shall be amended by deleting the last sentence of such Section.

(b)                                 Section 6.14 of the Existing Credit Agreement shall be amended by adding the following new subparagraph (d) at the end of such Section:

“(d)                           Notwithstanding Section 6.14(c), effective on and as of the Term A-2 Loan Effective Date (if it occurs), each Borrower shall:  (i) cause an amendment to the definition of the term “Article 9 Collateral” as defined in the Term A Loan Pledge and Security Agreement to be expanded to include all assets and properties of the Term A Loan Borrower, subject to certain exceptions to be agreed upon by the Collateral Agent; (ii) cause each Term A Loan Guarantor to grant in favor of the Collateral Agent a perfected first priority security interest and Lien in and to the assets and properties of such Term A Loan Guarantor, subject to certain exceptions to be agreed upon by the Collateral Agent, to secure its obligations under the Term A Loan Guarantee Agreement; and (iii) deliver to the Administrative Agent the certificates, if any, representing the shares of Capital Stock such Term A Loan Guarantor holds in any Subsidiary pledged pursuant to the Term A Pledge and Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of such Term A Guarantor as the pledgor thereof; provided that the covenants described in clauses (ii) and (iii) above shall be operative only if the Comerica Loan Agreement is repaid in full.”

(c)                                  Section 6.14 of the Existing Credit Agreement shall be amended by adding the following new subparagraph (e) at the end of such Section:

“(e)                            In addition, notwithstanding anything to the contrary, the Required Lenders shall have the right, exercisable in their sole and absolute discretion on or prior to the Term A-2 Loan Outside Effective Date, to cause the Term A Loan

Borrower to refinance in full, or to cause the Term A Loan Borrower to cause any other Restricted Subsidiary to refinance in full, any Indebtedness of the Term A Loan Borrower or any such other Restricted Subsidiary, as applicable (other than the Obligations, “Other Indebtedness”), with proceeds of additional Term A-2 Loans to be made by the Term A Loan Lenders, if (i) the existence or incurrence of any such Other Indebtedness conflicts with, or results in a Default or Event of Default under, the terms of this Agreement or any other Loan Document, (ii) the terms of any of the Loan Documents, or the incurrence of any Obligations or Liens in favor of the Collateral Agent, conflicts with or results in a breach, default or event of default under, the terms of any documents governing any such Other Indebtedness, (iii) there is a then-existing breach, default or event of default under or with respect to any such Other Indebtedness; or (iv) if such Other Indebtedness is owing to Gulfstream Business Bank, KeyBank National Association or Seaside National Bank & Trust.  In the event that the Required Lenders exercise its rights under this Section 6.14(e) with respect to any Other Indebtedness, the Term A Loan Borrower shall, or shall cause any such other Restricted Subsidiary to, cooperate timely with the Required Lenders to refinance any such Other Indebtedness and use its best efforts to cause such Other Indebtedness to be refinanced in full as directed by the Required Lenders.”

2.19                        Amendments to Section 7 (Events of Default).

(a)                                 Subparagraph (d) of Section 7 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(d)                           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Borrower Group Material Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness (and, in the case of any such default on Closing Date Consent Indebtedness occurring solely due to the Transactions, such default continues after the earlier to occur of the Term A-2 Loan Effective Date and the Term A-2 Loan Outside Effective Date (unless such time period is extended with the consent of the Required Lenders)), or any other event, shall occur (and shall continue after the applicable grace period, if any, specified in such agreement or instrument), if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration, if notice of such acceleration is given, is not rescinded, annulled or otherwise cured within 30 days of receipt by a Borrower or such Restricted Subsidiary of such notice), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30 day period described above has elapsed), aggregates $1,000,000 or more at any time; or”

(b)                                 Subparagraph (e) of Section 7 of the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

“(e)                            the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any 21C Group Material Indebtedness, or any other default or event of default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur (and shall continue after the applicable grace period, if any, specified in such agreement or instrument), if the effect of such failure, default or event of default is to (i) accelerate the maturity of such Indebtedness or (ii) permit the acceleration of the maturity of such Indebtedness and, in the case of this clause (ii) and if notice of such failure, default or event of default is given, such failure, default or event of default shall not have been waived or cured (if curable) within 30 days of receipt by a Borrower or any Restricted Subsidiary of such notice; or”

(c)                                  Subparagraph (g) of Section 7 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“(g)                            any Covenant Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Obligations) on any scheduled or original due date with respect thereto after giving effect to applicable cure periods and consents and waivers obtained during such cure periods; or (ii) default in making any payment of any interest on any such Indebtedness (excluding the Obligations), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created and such default has not been cured or waived; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and, in the case of any such default on Closing Date Consent Indebtedness occurring solely due to the Transactions, such default continues after the earlier to occur of the Term A-2 Loan Effective Date and the Term A-2 Loan Outside Effective Date (unless such time period is extended with the consent of the Required Lenders)), or any other event shall occur or condition exist, the effect of which default or other event or condition after giving effect to applicable cure periods and consents and waivers obtained during such cure periods is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable and such default has not been waived; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (g) (other than a default with respect to Closing Date Consent Indebtedness) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (g) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or”

2.20                        Amendment to Section 9.6 (Successors and Assigns; Participations and Assignments).  The first sentence of subparagraph (d) of Section 9.6 of the Existing Credit Agreement, before the semi-colon (“;”), shall be amended to read in its entirety as follows:

“Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities or any natural Persons who, in each case, is both an Affiliate of any Borrower and an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended) (in each case a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it);”

2.21                        Amendment to Schedule 1.1A (Term A Loan Commitments).  Schedule 1.1A to the Existing Credit Agreement shall be amended and restated to read in its entirety as provided in Schedule 1.1A (Amended) to this Amendment.

2.22                        Updated Schedules.  In addition to the amendment of Schedule 1.1A to the Existing Credit Agreement as provided in Section 2.21 above, the Schedules attached to this Amendment shall amend, restate, update and replace the corresponding Schedule attached to the Existing Credit Agreement; provided, however, for purposes of the representations and warranties set forth in clause (c) in Section 4.1 (Financial Condition) (including the Indebtedness on Schedule 6.6(c) referenced therein), Section 4.8 (Ownership of Property; Liens), Section 4.16 (Capitalization; Subsidiaries), Section 4.24 (Related Party Transactions) and Section 4.25 (Insurance) to which the Schedules attached to this Amendment relate, references to “Closing Date,” “Closing Date immediately after the Closing Date Acquisition” or words of similar import, when used therein, respectively, shall be deemed to refer to the “Term A-1 Loan Effective Date.”

SECTION 3.
CONDITIONS TO EFFECTIVENESS

The obligations of the Term A Loan Lenders to make the Term A-1 Loans to the Term A Loan Borrower shall be subject to the satisfaction of each of the following conditions precedent in the sole discretion of the Administrative Agent (unless waived by the Required Lenders) (the date of the satisfaction of all such conditions being referred to herein as the “Term A-1 Loan Effective Date”):

3.1                               Outside Effective Date.  The last of the conditions precedent set forth in this Section 3 to be satisfied shall be satisfied not later than 3:00 p.m. (Los Angeles time) on July 22, 2014.

3.2                               Borrowing Notice.  The Administrative Agent shall have received a Borrowing Notice pursuant to Section 2.2 of the Credit Agreement, duly executed by the Term A Loan Borrower, with respect to the Term A-1 Loans, accompanied by a Term A-1 Loans flow of funds chart approved by the Lenders.

3.3                               Fees and Expenses.  The Term A Loan Borrower shall have paid (or reimbursed the Lenders and the Agents for) (i) a non-refundable up-front fee in cash in the amount of four percent (4.00%) of the aggregate principal amount of the Term A-1 Loans (the “Term A-1 Loan Upfront Fee”) and (ii) all fees, costs and expenses incurred by the Lenders and the Administrative Agent in connection with this Amendment and the transactions contemplated hereby as provided in Section 5.3 of the First Amendment.  The parties agree that the Term A-1 Loan Upfront Fee shall be deemed fully earned as of the Term A-1 Loan Effective Date.  The parties further agree that the Term A-1 Loan Upfront Fee and such fees, costs and expenses shall be paid with (and may be withheld by the Lenders and the Administrative Agent from) the gross proceeds of the Term A-1 Loans made on the Term A-1 Loan Effective Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Term A-1 Loan Effective Date.  The parties further agree that, notwithstanding anything to the contrary herein, the payment of the Term A-1 Loan Upfront Fee shall be treated for federal, state and local income tax purposes as a reduction to the issue price of the Term A-1 Loans pursuant to the principles of Section 1.1273-2(g)(2) of the Treasury Regulations and, accordingly, for purposes of Section 1271 et seq. of the Code, the original issue price of the Term A-1 Loans will be 96.00% of their gross principal amount.

3.4                               Term A-1 Loan Documents.  The Administrative Agent shall have received the following documents, each dated as of the Term A-1 Loan Effective Date (unless otherwise indicated herein) (collectively, including this Amendment, the “Term A-1 Loan Documents”):

(a)                                 First Amendment.  This Amendment, duly executed by the Borrowers, together with all Schedules and Exhibits.

(b)                                 Acknowledgment and Consent of Term A Loan Guarantors.  An Acknowledgment and Consent, in substantially the form attached as Exhibit D, duly executed by each Term A Loan Guarantor.

(c)                                  Acknowledgment and Consent of Term B Loan Guarantors.  An Acknowledgment and Consent, in substantially the form attached as Exhibit E, duly executed by each Term B Loan Guarantor.

(d)                                 Acknowledgment and Reaffirmation of Subordinated Borrowers (Borrower Group).  An Acknowledgment and Reaffirmation, in substantially the form attached as Exhibit F, duly executed by each Subordinated borrower under the Borrower Group Intercompany Note and Subordination Agreement.

(e)                                  Acknowledgment and Reaffirmation of Subordinated Borrowers (21C Group / Borrower Group).  An Acknowledgment and Reaffirmation, in substantially the form attached as Exhibit G, duly executed by each Subordinated borrower under the 21C Group / Borrower Group Intercompany Note and Subordination Agreement.

(f)                                   Joinder Agreement to Guaranty.  A Joinder Agreement to Guaranty, in substantially the form attached to the Term A Loan Guarantee Agreement, for each of Treasure Coast Medicine, Treasure Coast Radiation Oncology, LLC and Boca Oncology Partners, LLC, duly executed by Treasure Coast Medicine, Treasure Coast Radiation Oncology, LLC and Boca Oncology Partners, LLC, as the case may be.

(g)                                  Supplement No. 1 to Borrower Group Intercompany Subordination Agreement.  A Supplement No. 1 to the Borrower Group Intercompany Subordination Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by Treasure Coast Radiation Oncology, LLC.

(h)                                 Counterpart Signature Page to Intercompany Subordinated Demand Promissory Note (Borrower Group).  A counterpart signature page to the Intercompany Subordinated Demand Promissory Note (Borrower Group), in form and substance satisfactory to the Administrative Agent, duly executed by Treasure Coast Radiation Oncology, LLC.

(i)                                     Supplement No. 1 to 21C Group/Borrower Group Intercompany Subordination Agreement.  A Supplement No. 1 to the 21C Group / Borrower Group Intercompany Subordination Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by Treasure Coast Radiation Oncology, LLC.

(j)                                    Counterpart Signature Page to Intercompany Subordinated Demand Promissory Note (21C Group/Borrower Group).  A counterpart signature page to the Intercompany Subordinated Demand Promissory Note (21C Group/Borrower Group), in form and substance satisfactory to the Administrative Agent, duly executed by Treasure Coast Radiation Oncology, LLC.

(k)                                 Supplement No. 2 to Borrower Group Intercompany Subordination Agreement.  A Supplement No. 2 to the Borrower Group Intercompany Subordination Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by Boca Oncology Partners, LLC.

(l)                                     Counterpart Signature Page to Intercompany Subordinated Demand Promissory Note (Borrower Group).  A counterpart signature page to the Intercompany Subordinated Demand Promissory Note (Borrower Group), in form and substance satisfactory to the Administrative Agent, duly executed by Boca Oncology Partners, LLC.

(m)                             Supplement No. 2 to 21C Group/Borrower Group Intercompany Subordination Agreement.  A Supplement No. 2 to the 21C Group / Borrower Group Intercompany Subordination Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by Boca Oncology Partners, LLC.

(n)                                 Counterpart Signature Page to Intercompany Subordinated Demand Promissory Note (21C Group/Borrower Group).  A counterpart signature page to the Intercompany Subordinated Demand Promissory Note (21C Group/Borrower Group), in form and substance satisfactory to the Administrative Agent, duly executed by Boca Oncology Partners, LLC.

3.5                               Target Seller Participation Interests.

(a)                                 The Administrative Agent shall have received:

(i)                                     A Target Seller Participation Agreement dated as of the Term A-1 Loan Effective Date, duly executed by Rajiv Patel, for each Term A Loan Lender with a Term A-1 Loan Commitment;

(ii)                                  A Target Seller Participation Agreement dated as of the Term A-1 Loan Effective Date, duly executed by Kishore Dass, for each Term A Loan Lender with a Term A-1 Loan Commitment; and

(iii)                               A Target Seller Participation Agreement dated as of the Term A-1 Loan Effective Date, duly executed by Ben Han, for each Term A Loan Lender with a Term A-1 Loan Commitment.

(b)                                 Each Target Seller shall have paid the Participation Interest Purchase Price (as defined in each Target Seller Participation Agreement) for the Target Seller Participation Interest sold to him by the relevant Principal (as defined in each Target Seller Participation Agreement) as provided in the relevant Target Seller Participation Agreement.

3.6                               First Financial Payoff Letter.  The Administrative Agent shall have received a payoff letter and equipment purchase and sale documentation, in form and substance satisfactory to the Administrative Agent, duly executed by First Financial Corporate Leasing.

3.7                               Certain Waivers.  The Administrative Agent shall have received a consent, in form and substance satisfactory to the Administrative Agent, executed by Seaside National Bank & Trust consenting to the Transactions.

3.8                               [Reserved.]

3.9                               [Reserved.]

3.10                        Borrowers’ Certificate.  The Administrative Agent shall have received a certificate of the vice president of the Term B Loan Borrower and an authorized signatory of the Term A Loan Borrower, duly executed and dated the Term A-1 Loan Effective Date, certifying that:  (a) after giving effect to the amended Schedules attached to this Amendment, each of the representations and warranties made by the Borrowers in or pursuant to this Amendment shall be true and correct in all material respects (other than representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of such date, as if made on and as of such date (other than representations and warranties which speak only as of a certain date, which representations and warranties shall be made only on such date; provided, however, that for purposes of the representations and warranties set forth in clause (c) in Section 4.1 (Financial Condition) (including the Indebtedness on Schedule 6.6(c) referenced therein), Section 4.8 (Ownership of Property; Liens), Section 4.16 (Capitalization; Subsidiaries), Section 4.24 (Related Party Transactions) and Section 4.25 (Insurance), references to “Closing Date,” “Closing Date immediately after the Closing Date Acquisition” or words of similar import, when used therein, respectively, shall be deemed to refer to the Term A-1 Loan Effective Date), and (b) each of the other conditions precedent set forth in this Section 3 has been satisfied and fulfilled.

3.11                        Lien Searches.  The Lenders and Administrative Agent shall have received the results of a recent lien search (including a search as to UCC and judgment matters) for the Term A Loan Borrower and the other Restricted Subsidiaries (other than South Florida Medicine, LLC and its Restricted Subsidiaries) in each of the jurisdictions where the Term A Loan Borrower or any of the other Restricted Subsidiaries (other than South Florida Medicine, LLC and its Restricted Subsidiaries) is organized or where assets of the Term A Loan Borrower or any of the other Restricted Subsidiaries(other than South Florida Medicine, LLC and its Restricted Subsidiaries) is located, and such search shall reveal no Liens on any of the assets of the Term A Loan Borrower or any of the other Restricted Subsidiaries (other than South Florida Medicine, LLC and its Restricted Subsidiaries), except for Liens permitted by Section 6.8 of the Existing Credit Agreement or discharged on or prior to the Term A-1 Loan Effective Date.

3.12                        Legal Opinions.  The Administrative Agent shall have received the executed legal opinions of:

(a)                                 Kirkland & Ellis LLP, counsel to the Borrowers, addressed to the Lenders and in form and substance satisfactory to the Required Lenders; and

(b)                                 Holland & Knight LLP, special Florida counsel to the Term A Loan Borrower and special counsel in Florida, addressed to the Lenders and in form and substance satisfactory to the Required Lenders.

3.13                        Consents and Approvals.  All requisite Governmental Authorities and other third parties shall have approved of or consented to the execution, delivery and performance by the Borrowers and the other Covenant Parties of this Amendment and the other Term A-1 Loan Documents, and the Administrative Agent shall have received true, correct and complete copies of all such approvals and consents.

3.14                        Organizational Documents.  The Administrative Agent shall have received:

(a)                                 a certificate of the Secretary or another executive officer of each of the Term A Loan Borrower and the Term B Loan Borrower dated the Term A-1 Loan Effective Date certifying (i) that each of the organizational documents of each of the Term A Loan Borrower and the Term B Loan Borrower, its Subsidiaries and the Term A Loan Guarantors and the Term B Loan Guarantors delivered to the Administrative Agent on the Closing Date have not been amended since the Closing Date and remains in full force and effect; (ii) that the agreement of limited partnership, operating agreement or by-laws of each of the Term A Loan Borrower and the Term B Loan Borrower and each of their respective Subsidiaries, as applicable, as in effect on the Closing Date have not been amended since the Closing Date and remains in full force and effect; (iii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each of the Term A Loan Borrower and the Term B Loan Borrower and the Term A Loan Guarantors authorizing the execution, delivery and performance of this Amendment and each of the Term A-1 Loan Documents to which it is to be a party and, in the case of the Term A Loan Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (iv) as to the incumbency and specimen signature of each officer executing any Term A-1 Loan Document;

(b)                                 a certificate of the Secretary or another executive officer of the Term A Loan Guarantors, dated the Term A-1 Loan Effective Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Term A Loan Guarantors authorizing the execution, delivery and performance of any of the Term A-1 Loan Documents to which it is to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (B) as to the incumbency and specimen signature of each officer of a Term A Loan Guarantor executing any Term A-1 Loan Document;

(c)                                  a certificate of another officer as to the incumbency and specimen signature of the Secretary or other officer executing the certificate pursuant to clauses (a) and (b) above;

(d)                                 long form good standing certificates and bring-down good standing certificates of each of the Term A Loan Borrower, the Term B Loan Borrower and the Term A Loan Guarantors in their respective jurisdictions of incorporation or formation, as applicable; and

(e)                                  (i) a copy of the organizational documents, including all amendments thereto, of Treasure Coast Medicine, certified by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization; (ii) a copy of the organizational documents, including all amendments thereto, of Treasure Coast Radiology Oncology, LLC; (iii) a copy of the organizational documents, including all amendments thereto, of Boca Oncology Partners, LLC; and (iv) a certificate of the Secretary or another officer of each of Treasure Coast Medicine, Treasure Coast Radiology Oncology, LLC and Boca Oncology Partners, LLC, dated the Term A-1 Loan Effective Date and certifying (A) that the organizational documents of each of Treasure Coast Medicine, Treasure Coast Radiology Oncology, LLC and Boca Oncology Partners, LLC, as the case may be, have not been amended since the date of the last amendment thereto shown on the certificate of good standing from its jurisdiction of organization furnished pursuant to the applicable clauses above and remain in full force and effect; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of each of Treasure Coast Medicine, Treasure Coast Radiology Oncology, LLC and Boca Oncology Partners, LLC, as applicable, as in effect on the Term A-1 Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below or certifying that such by-laws, limited partnership agreement or operating agreement has not been amended; (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each of Treasure Coast Medicine, Treasure Coast Radiology Oncology, LLC and Boca Oncology Partners, LLC, authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each such officer executing any Loan Document.

3.15                        No Legal Prohibition.  None of the transactions to be consummated on the Term A-1 Loan Effective Date shall be prohibited by or violate any Requirements of Law or subject any party to any Tax, penalty or liability under or pursuant to any Requirement of Law.

3.16                        Other Lender Requests.  Each Borrower shall, and shall cause the Restricted Subsidiaries to, have executed and delivered to the Administrative Agent such other documents, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, as the Administrative Agent or the Lenders may request.

SECTION 4.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agents to, among other things, enter into this Amendment, make the Term A-1 Term Loan, waive the First Amendment Specified Defaults effective as of the Term A-1 Loan Effective Date, waive the Waived First Amendment Specified Default Interest effective as of the Term A-1 Loan Effective Date, waive the Suspended First Amendment Specified Default Interest effective as of the Term A-2 Loan Effective Date (if it occurs) as expressly provided herein and consummate the other transactions contemplated hereby, the Borrowers hereby represent and warrant to each of the Lenders and the Agents that:

4.1                               Power; Authorization; Enforceable Obligations.

(a)                                 Each of the Borrowers and the Guarantors has the corporate or other organizational power and authority to make, deliver and perform its obligations under each Term A-1 Loan Document to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder.

(b)                                 Each of the Borrowers and the Guarantors has taken all necessary organizational action to authorize the execution, delivery and performance of each of the Term A-1 Loan Documents to which it is a party, the consummation of each of the transactions contemplated hereby and thereby to which it is a party, and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Amendment.

(c)                                  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery or performance by any Borrower or Guarantor of this Amendment or any other Term A-1 Loan Document.

(d)                                 Each Term A-1 Loan Document has been duly executed and delivered on behalf of the Borrowers and each Guarantor party thereto.

(e)                                  This Amendment constitutes, each other Term A-1 Loan Document, upon execution, will constitute, a legal, valid and binding obligation of each of the Borrowers and each Guarantor party thereto, enforceable against each of the Borrower and each such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

4.2                               No Legal Bar or Contractual Obligation Violation.  The execution and delivery of this Amendment and the other Term A-1 Loan Documents, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any of the Borrower Group Material Indebtedness or the 21C Group Material Indebtedness, (ii) violate in any material respect any Requirement of Law or any Contractual Obligation of the Covenant Parties or the 21C Guarantors, where such violation or default could reasonably be expected to result in a Material Adverse Effect, (iii) will not result in, or require, the creation or imposition of any material Lien on any of their respective properties or revenues (other than the Liens created by the Security Documents), pursuant to any Requirement of Law or any such Contractual Obligation that could reasonably be expected to result in a Material Adverse Effect or (iv) conflict with or result in a breach of any of the terms or requirements of, or give any Governmental Authority to right to revoke, withdraw, suspend, cancel, terminate or modify, any material permit, license, certificate, authorization or waiver that is held by or on behalf of the Parent or its Subsidiaries or any Covenant Party where such conflict or breach could reasonably be expected to result in a Material Adverse Effect.

4.3                               No Default.  After giving effect to the limited waiver of the First Amendment Specified Defaults in this Amendment, no Default or Event of Default has occurred and is continuing or will occur as a result of the execution, delivery or performance of this Amendment or the other Term A-1 Loan Documents or the consummation of the transactions contemplated hereby or thereby.

4.4                               Existing Loans.  As of the date of this Amendment, the aggregate principal balance of the Term A Loans made to the Term A Loan Borrower on the Closing Date is $7,900,000.00, and the aggregate principal balance of the Term B Loans, excluding any interest that was due and payable on July 15, 2014 and paid in the form of a PIK Interest Payment, is $60,000,000.00.

4.5                               Collateral Security.  The Liens granted in favor of the Secured Parties under each Security Document purporting to grant such Liens constitute valid, enforceable, perfected and continuing security interests and Liens in, on and to the Collateral described therein to secure the payment and performance in full of all Secured Obligations (as such term is defined therein, respectively).

4.6                               Use of Term A-1 Loan Proceeds.  The proceeds of the Term A-1 Loans shall be used by the Term A Loan Borrower solely to (a) refinance existing Capitalized Lease Obligations owing to First Financial Corporate Leasing in the aggregate amount (inclusive of all amounts owed, including prepayment premium) of $5,642,181.68, (b) repay the intercompany loan made by 21C to the Term A Loan Borrower to pay the Capitalized Lease Obligations owing to First Financial Corporate Leasing in the aggregate amount of $2,550,636 and (c) pay the fees, costs and expenses of the transactions related thereto and contemplated hereby to be consummated on the Term A-1 Loan Effective Date.

4.7                               No Material Adverse Effect.  Since February 10, 2014, no Material Adverse Effect shall have occurred, except as otherwise waived by the Requisite Lenders in writing and the potential of a 21C Filing Event, or will occur as a result of the execution or delivery of this Amendment or any other Term A-1 Loan Document, the borrowing of the Term A-1 Loans or the consummation of the other transactions contemplated hereby or thereby.

4.8                               Status of Post-Closing Tasks.  (a) Each of the consents, authorizations, filings and notices listed on Schedule 4.4 to the Existing Credit Agreement has been duly filed, submitted, obtained or made as provided therein; (b) each Borrower has used, and is continuing to use, its commercially reasonable best efforts to perform each of its obligations under Section 6.14(c)(i) through (v) therein; and (c) the Borrowers have performed each of the Post-Closing Requirements listed on Schedule 6.18 other than the Post-Closing Requirements described in clauses (f) and (g) thereof.  The Term B Loan Borrower does not maintain any Deposit Accounts (as defined in the Term B Loan Pledge and Security Agreement).

4.9                               Incorporation of Representations and Warranties from Existing Credit Agreement.  After giving effect to the amended Schedules attached to this Amendment, the representations and warranties contained in Section 4 of the Existing Credit Agreement (other than the representations and warranties contained in Sections 4.4, 4.7, 4.17 and 4.21) are, and will on and as of the Term A-1 Loan Effective Date be, true and correct in all material respects (but in all respects if such representation or warranty is qualified by “materiality” or “Material Adverse Effect”) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided, however, that for purposes of the representations and warranties set forth in clause (c) in Section 4.1 (Financial Condition) (including the Indebtedness on Schedule 6.6(c) referenced therein), Section 4.8 (Ownership of Property; Liens), Section 4.16 (Capitalization; Subsidiaries), Section 4.24 (Related Party Transactions) and Section 4.25 (Insurance), references to “Closing Date,” “Closing Date immediately after the Closing Date Acquisition” or words of similar import, when used therein, respectively, shall be deemed to refer to the “Term A-1 Loan Effective Date.”

4.10                        Outstanding Indebtedness.  As of June 30, 2014, the aggregate principal amount of all outstanding Indebtedness of Target and the other Restricted Subsidiaries, excluding all Term A Loans made to the Term A Loan Borrower in the aggregate principal amount of $17,500,000, was approximately $25,700,000.

4.11                        Solvency.  Target and its Subsidiaries (including the Term A Loan Borrower and the other Restricted Subsidiaries) taken as a whole are, and immediately following the funding of the Term A-1 Loans and the incurrence of all of their obligations under this Amendment and the other First Amendment Loan Documents on the Term A-1 Loan Effective Date will be, Solvent, subject to the possible adverse impact on Target and its Subsidiaries of (a) a default or event of default under the promissory notes issued by Treasure Coast Radiation Oncology, LLC in favor of Seaside National Bank & Trust existing on the date of this Amendment or (b) an Event of Default, in each case solely as a result of a 21C Filing Event.

4.12                        Financial Statements.

(a)                                 The audited consolidated balance sheet of Parent and its Subsidiaries as at December 31, 2013 and the related audited consolidated statements of income and of cash flows for the fiscal year then ended, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the consolidated financial condition of Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(b)                                 To the knowledge of the Borrowers, the audited consolidated balance sheets of Target and its Subsidiaries as at December 31, 2012 and December 31, 2013, and the related audited consolidated statements of income and of cash flows for the fiscal years then ended, reported on by and accompanied by an unqualified report from Moore Stephens Lovelace, P.A., present fairly in all material respects the consolidated financial condition of Target and its Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

SECTION 5.
COVENANTS AND AGREEMENTS

5.1                               Cooperation.  In connection with any due diligence investigation conducted by the Lenders or the Agents, the Borrowers shall, and shall cause the other Covenant Parties and their other Affiliates to, provide full and complete access to all books, records, accounts, documents, information and facilities and matters of importance relating to the business, finances, operations and affairs of the

Borrowers and their Affiliates as the Lenders or the Agents may request and shall, and shall cause the other Covenant Parties and their other Affiliates to, cooperate with such due diligence investigation on a timely basis.

5.2                               Release.  The Borrowers hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates (including the other Covenant Parties and the 21C Entities) has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Existing Credit Agreement or any other Loan Document and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and the other Covenant Parties under the Existing Credit Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Agents and the Lenders wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Existing Credit Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower (for itself and its Affiliates, including the other Covenant Parties and the 21C Entities, and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Term A-1 Loan Effective Date arising out of, connected with or related in any way to this Amendment, the Existing Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of the Borrowers, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Term A-1 Loan Effective Date.

5.3                               Reimbursement of Fees and Expenses.  Notwithstanding anything to the contrary, whether or not the Term A-1 Loan Effective Date or Term A-2 Loan Effective Date occurs, the Term A Loan Borrower agrees to pay or reimburse each of the Lenders and the Agents for all fees, costs and expenses incurred by any such Lenders and Agents prior to the earlier of the Term A-2 Loan Effective Date or the Term A-2 Loan Outside Effective Date in connection with the negotiation, execution and delivery of this Amendment and any agreements, term sheets or other documents contemplated hereby or related hereto and the consummation of transactions contemplated hereby and thereby, including, but not limited to, the borrowing of the Term A-1 Loans and the Term A-2 Loans (if it occurs) and any due diligence investigation of the Borrower and their subsidiaries and other Affiliates performed by or on behalf of the Lenders or the Agents; provided, however, that subject to Section 9.5(a) of the Amended Credit Agreement, in no event shall the Borrowers be obligated to reimburse the reasonable expenses of more than one counsel and one financial advisor for the Lenders pursuant to this Section 5.3).

5.4                               Treatment of Unamortized Funding Discounts.  The parties acknowledge and agree that, as of the Term A-1 Loan Effective Date, the unamortized portion of each of the Term A Funding Discount and the Term B Funding Discount shall be treated as fully earned on and as of the Term A-1 Loan Effective Date as consideration for the Lenders’ willingness to enter into this Amendment and consummate the transactions contemplated hereby (including, among other things, waiving the First

Amendment Specified Defaults effective as of the Term A-1 Loan Effective Date, waiving the Waived First Amendment Specified Default Interest effective as of the Term A-1 Loan Effective Date, waiving the Suspended First Amendment Specified Default Interest effective as of the Term A-2 Loan Effective Date (if it occurs) as expressly provided herein and amending the provisions of the Existing Credit Agreement), and, subject to Section 2.4, each such party shall not take any position inconsistent with such treatment.

SECTION 6.
MISCELLANEOUS

6.1                               Reference to and Effect on Existing Credit Agreement and the Other Loan Documents.  Each of this Amendment and the other Term A-1 Loan Documents shall constitute a Loan Document on and after the Term A-1 Loan Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement” to “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

6.2                               Confirmation; Full Force and Effect.  The amendments set forth in this Amendment shall amend the Existing Credit Agreement on and as of the Term A-1 Loan Effective Date, and the Existing Credit Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Term A-1 Loan Effective Date in accordance with its terms.  The Borrowers hereby ratify, approve and reaffirm in all respects the Existing Credit Agreement, as amended by this Amendment, and the other Loan Documents, the terms and other provisions hereof and thereof and the Obligations thereunder.  The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of, the Lenders or the Agents under the Amended Credit Agreement or any other Loan Document, or a forbearance by the Lenders or the Agents on the exercise of any rights, remedies or powers against the Borrowers, the Guarantors or the Collateral.  The Lenders and the Agents hereby expressly reserves all of its rights, powers and remedies under or in connection with the Amended Credit Agreement and the other Loan Documents, whether at law or in equity, including the right to declare all Obligations to be due and payable.

(a)                                 Entire Agreement; Successors and Assigns.  This Amendment, the other Term A-1 Loan Documents and the other documents being delivered in connection herewith constitute the entire understanding and agreement among the parties with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements, negotiations, discussions and understandings among them with respect thereto.  This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b)                                 Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES).

(c)                                  Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or in electronic (e.g., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

TERM A LOAN BORROWER:

SOUTH FLORIDA RADIATION ONCOLOGY COCONUT CREEK, LLC, a Florida limited liability company

By:	/s/ Joseph Biscardi
Name:	Joseph Biscardi
Its:	Authorized Signatory

TERM B LOAN BORROWER:

21C EAST FLORIDA, LLC, a Delaware limited liability company

By:	/s/ Joseph Biscardi
Name:	Joseph Biscardi
Its:	Assistant Treasurer

LENDERS:

Pursuant to, and as set forth in, the Lender Agent Agreement:

By:	CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, executing this Amendment on behalf of each Lender

	By:	/s/s Jessica J. Mead
	Name:	Jessica J. Mead
	Its:	General Counsel

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC,
a Delaware limited liability company

By:	/s/s Jessica J. Mead
Name:	Jessica J. Mead
Its:	General Counsel

LIST OF ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A — List of First Amendment Specified Defaults

SCHEDULES

Schedule 1.1A (Amended) — Term A Loan Commitments

Schedule 1.1C — Target Seller Participation Interests

Schedule 1.1E — Existing Investments

Schedule 4.2 — No Change

Schedule 4.4 — Consents, Authorizations, Filings and Notices

Schedule 4.6 — Litigation

Schedule 4.8(a) — Liens

Schedule 4.8(b) — Real Property

Schedule 4.9(a) — Licenses

Schedule 4.9(b) — Intellectual Property

Schedule 4.14 — ERISA

Schedule 4.16 — Organizational Structure

Schedule 4.20 — Filing Offices

Schedule 4.22(b) —Leased Properties

Schedule 4.24 — Related Party Transactions

Schedule 4.25 — Insurance

Schedule 4.26 — Brokers

Schedule 5.1(i) — Special Counsel Jurisdictions

Schedule 6.6(c) — Existing Indebtedness

Schedule 6.18 — Post-Closing Requirements

Schedule 9.2 — 21C Website

EXHIBITS

Exhibit A — Form of Term A-1 Note

Exhibit B — Form of Term A-2 Note

Exhibit C — Form of Incremental Term A Loan Borrowing Notice

Exhibit D — Form of Acknowledgment and Consent of Term A Loan Guarantors

Exhibit E — Form of Acknowledgment and Consent of Term B Loan Guarantors

Exhibit F — Form of Acknowledgment and Reaffirmation of Subordination
                                                                        (Borrower Group)

Exhibit G — Form of Acknowledgment and Reaffirmation of Subordination
                                                                        (21C Group/Borrower Group)

Exhibit H — Form of Target Seller Participation Agreement

ANNEX A

List of First Amendment Specified Defaults

1.                                      An Event of Default occurred under Section 7(c) of the Existing Credit Agreement by virtue of the fact that the Borrowers breached, and had knowledge of the breach of, Section 6.18 of the Existing Credit Agreement by failing to perform their obligations under each of clause (f) (Escrow Agreement Arrangements) and clause (g) (Consents to the Transactions) of Schedule 6.18 to the Existing Credit Agreement.

2.                                      An Event of Default occurred under Section 7(l) of the Existing Credit Agreement by virtue of the fact that the representations and warranties of the Borrowers in Section 4.5 of the Existing Credit Agreement were materially false or misleading when made on the Closing Date.

3.                                      An Event of Default occurred under Section 7(c) of the Existing Credit Agreement by virtue of the fact that as of March 31, 2014, the Term B Loan Borrower entered into Capitalized Lease Obligations in favor of General Electric Capital Corporation or its Affiliates and incurred related Liens in violation of Sections 6.6, 6.8 and 6.15 of the Existing Credit Agreement.

4.                                      An Event of Default occurred under Section 7(d) of the Existing Credit Agreement by virtue of the fact that defaults with respect to Closing Date Consent Indebtedness occurred as a result of the consummation of the Transactions and continued to exist on and after the 91st day after the Closing Date.

5.                                      An Event of Default occurred under Section 7(c) of the Existing Credit Agreement by virtue of the fact that as of April 30, 2014, Boynton Beach Real Estate, LLC granted Liens in favor of Seacoast National Bank under the Seacoast Security Agreement in violation of Section 6.8 of the Existing Loan Agreement.

6.                                      An Event of Default occurred under Section 7(d) of the Existing Credit Agreement by virtue of the fact that the Seacoast Loan Agreement, entered into as of April 30, 2014, prohibited Boynton Beach Real Estate, LLC from being a Term A Loan Guarantor.

SCHEDULE 1.1A
(Amended)

TERM A LOAN COMMITMENTS

Term A Loans (Made on Closing Date)

	Term A Loans
Lender	Gross Amount	Net of FUNDING DISCOUNT	Percentage of Total
LENDER AGENT, on behalf of the various Persons identified in the Lender Agent Agreement as “Lenders”, and in accordance with their respective interests set forth in Schedule 1.1A to the Lender Agent Agreement	$7,900,000.00	$7,663,000.00	100%

Term A-1 Loan Commitments

	Term A-1 Loans
Lender	Aggregate Principal Amount	Percentage of Total
LENDER AGENT, on behalf of the various Persons identified in the Lender Agent Agreement as “Term A-1 Lenders”, and in accordance with their respective interests set forth in Schedule 1.1A to the Lender Agent Agreement	$10,350,000.00	100%

Term A-2 Loan Commitments

	Term A-2 Loans (if made)
Lender	Aggregate Principal Amount	Percentage of Total
LENDER AGENT, on behalf of the various Persons identified in the Lender Agent Agreement as “Term A-2 Lenders”, and in accordance with their respective interests set forth in Schedule 1.1A to the Lender Agent Agreement	(See the definition of Term A-2 Loan Commitments)	100%

SCHEDULE 1.1C

Target Seller’s Participation Interests

EXHIBIT A

Form of
Term A-1 Note

EXHIBIT B

Form of
Term A-2 Note

EXHIBIT C

Form of
Incremental Term A Loan Borrowing Notice

EXHIBIT D

Form of
Acknowledgment and Consent of
Term A Loan Guarantors

EXHIBIT E

Form of
Acknowledgment and Consent of
Term B Loan Guarantors

EXHIBIT F

Form of
Acknowledgment and Consent of
Subordinated Borrowers
(Borrower Group)

EXHIBIT G

Form of
Acknowledgment and Consent of
Subordinated Borrowers
(21C Group / Borrower Group)

EXHIBIT H

Form of
Target Seller Participation Agreement